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                                     AUTOSKILL
                                 c/o Jeffrey Rubin
                              1500 Hempstead Turnpike
                            East Meadow, New York 11554


                                 September 16, 1998




Heuristic Development Group
1219 Morningside Drive, Suite 102
Manhattan Beach, California 90266
Attention:  Mr. Gregory Zink

     Re:  AMENDMENT TO LETTER OF INTENT

Dear Greg:

     This letter confirms our agreement with respect to certain amendments to the Letter of Intent dated August 10, 1998 (the "Letter of Intent") between Heuristic Development Group and Autoskill Inc. The amendments are as follows:

          1. The reference to "September 15, 1998" in paragraph number 3(a) of the Letter of Intent shall be replaced with "October 15, 1998."

          2. The reference to "September 16, 1998" in paragraph number 9 and 12 of the Letter of Intent shall be replaced with "October 16, 1998."

          3. A new paragraph 13 shall be added to the Letter of Intent which shall provide as follows:

               13. Time is of the essence in the performance of the matters set forth herein.



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Heuristic Development Group
September 16, 1998
Page 2


     Except as amended hereby, the Letter of Intent shall remain in full force and effect.

     If this letter accurately reflects our understanding, please so indicate by signing a copy of this letter in the space below and returning it to me.

                                 Very truly yours,

                                   AUTOSKILL INC.

                                 /S/ Jeffrey Rubin

                                   Jeffrey Rubin

Agreed and accepted this
16th day of September, 1998

Heuristic Development Group



By: /S/ Gregory L. Zink
    -----------------------
        Gregory L. Zink
        President